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                                  EXHIBIT 10.2


                           CONVERTIBLE PROMISSORY NOTE


$3,100,000                                                Dated:  April 19, 1999

     FOR VALUE RECEIVED, California Amplifier, Inc., a Delaware corporation (the "Corporation"), hereby promises to pay to the order of Gardiner Communications Corp., a Delaware corporation (the "Holder"), at such place as the Holder of this promissory note (this "Note") may designate from time to time, the principal sum of Three Million One Hundred Thousand Dollars and 00/100 ($3,100,000) together with interest thereon computed from the date of this Note, in accordance with the terms and conditions herein set forth.

     1. From the date hereof until the entire principal sum hereunder has been paid or converted into common stock of the Corporation, as hereinafter provided, interest shall accrue on the unpaid principal balance of this Note at an interest rate of eight percent (8.0%) per annum, compounded monthly. All accrued interest shall be due and payable on the last business day of each month beginning on April 30, 1999. The full amount of balance of principal remaining unpaid together with all accrued and unpaid interest under this Note shall be due and payable on April 19, 2000, unless extended at the Holder's option as set forth in Section 2(a) below. The Corporation reserves the right to prepay any part of the unpaid principal, up to Eight Hundred Sixty-Eight Thousand Seven Hundred Fifty Dollars and 00/100 ($868,750), or interest at any time without penalty.

     2. (a) Subject to and upon compliance with the provisions of this Section 2, at the option of the Holder, a portion of the aggregate principal sum outstanding hereunder may on the date of the maturity of this Note be converted into Five Hundred Twenty-Five Thousand (525,000) fully paid and non-assessable shares of common stock of the Corporation (the "Common Stock") at a conversion price per share (the "Conversion Price") equal to the lower of (i) Four Dollars and 25/100 ($4.25) or (ii) the average of the daily closing sales prices of a share of the Corporation's Common Stock on the Nasdaq National Market ("NASDAQ"), as reported in THE WALL STREET JOURNAL, during the twenty (20) consecutive trading days on which trades in the Corporation's Common Stock occurred, ending on the day prior to the maturity date of this Note, provided that such price shall not be less than Three Dollars ($3.00); or, if any adjustment of the price in (i) or (ii) is required pursuant to Section 3, then the price as adjusted. If the Conversion Price on April 19, 2000, is less than Four Dollars and 25/100 ($4.25) per share, then the Holder may, at its option, extend the maturity date of this Note, including all principal amounts due and payable on the non-convertible portions hereof, for a minimum of six months from April 19, 2000, but to no later than April 19, 2001.

          (b) In order to exercise the conversion rights set forth in this
Section 2 hereof, the Holder shall surrender this Note at the principal place of business of the Corporation with written instructions as to the manner in which shares of Common Stock are to be issued and the portion


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of the principal amount to be converted. The Corporation shall issue or cause to be issued to the Holder, upon receipt of the Note, a certificate evidencing the number of shares of Common Stock so acquired in accordance with the Holder's instructions and, to the extent that principal amount of the Note remains outstanding, a new Note in such reduced principal amount.

     (c) No fractional shares of Common Stock shall be issued upon conversion of this Note. In the event the Holder is entitled to a fractional share upon conversion of this Note, the Corporation shall, in lieu of issuance of such fractional share, pay the Holder, on or before the date it delivers to the Holder shares of Common Stock upon such conversion, a sum in cash equal to the percentage of a whole share represented by such fractional share multiplied by the Conversion Price.

     (d) The Corporation covenants that it shall at all times until the maturity of this Note reserve and keep available out of its authorized shares of Common Stock for transfer to the Holder such number of shares of Common Stock as shall then be issuable upon conversion of this Note.

     (e) Unless otherwise required by law, the transfer of shares of Common Stock upon conversion of this Note shall be made without charge to the Holder for such certificate or for any tax in respect of the issuance of such certificate, but nothing herein shall obligate the Corporation to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the Holder.

     (f) The exercise by the Holder of the conversion rights set forth herein, in whole or in part, and issuance of the shares of Common Stock pursuant to this
Section 2, shall not extinguish any unpaid interest which may have accrued hereunder prior to the date of conversion. Such accrued but unpaid interest shall be paid to Holder as provided herein in the same manner as if this Note had not been so converted.

     (g) If this Note is transferred pursuant to Section 13 hereof to the Stockholders (as defined herein), the rights of this Section 2 shall be vested in each of the Stockholders severally and not jointly.

     3. The Corporation shall deliver to the Holder all reports, if any, relating to the Company filed with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any definitive proxy or information statements no later than two (2) days after such reports are filed with the SEC.

     4. (a) In case the Corporation shall, at any time prior to the maturity of this Note, declare or pay to the holders of Common Stock, a dividend payable in any kind of shares of stock or other securities of the Corporation, or in property, or otherwise than in cash, the Holder of this Note upon conversion of the same as herein provided shall be entitled to receive for the Conversion Price per share of Common Stock stated in the Note, in addition to one share of Common Stock, such additional share or shares of stock or scrip representing fractions of a share or other securities or property as the Holder would have received in the form of such dividend if


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it had been the holder of record of such Common Stock on the record date for the determination of common stockholders entitled to receive such dividend.

     (b) In case the Corporation shall, during the term of this Note, effect a recapitalization of such character that the shares of Common Stock receivable upon the conversion of this Note shall be changed into or become exchangeable for a larger or smaller number of shares, then thereafter, the number of shares of Common Stock of the Corporation which the Holder shall be entitled to receive upon conversion hereof, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock of the Corporation, by reason of such recapitalization, and the Conversion Price hereunder, per share, of such recapitalized Common Stock shall in the case of an increase in the number of shares be proportionately reduced, and in the case of a decrease in the number of shares be proportionately increased.

     (c) In case the Corporation shall, at any time prior to the maturity of this Note, consolidate or merge with, or transfer its property to, or substantially to, any other corporation, the Holder upon conversion of the same as herein provided shall be entitled to receive, for the Conversion Price per share of Common Stock stated in this Note, that number of shares of stock or other securities or property of the corporation resulting from such consolidation or merger or transfer to which each share of Common Stock deliverable upon conversion of this Note would have been entitled, upon such consolidation or merger or transfer, had the Holder exercised his right to convert and had said share of Common Stock been issued and outstanding, and had the Holder been the holder of record of such share of Common Stock at the time of such consolidation or merger or transfer.

     (d) In case the Corporation shall, at any time prior to the maturity of this Note make any distribution of its assets to holders of its Common Stock by liquidating or partial liquidating dividend or by way of return of capital, or other than as dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of its incorporation, then the Holder, of this Note upon conversion of the same as herein provided after the date of record for the determination of those holders of Common Stock entitled to such distribution of assets, shall be entitled to receive for the Conversion Price, in addition to each share of Common Stock, the amount of such assets (or at the option of the Corporation a sum equal to the value thereof at the time of such distribution to Holders of Common Stock as such value is determined by the Board of Directors of the Corporation in good faith) which would have been payable to the Holder had the Holder been the holder of record of such share of Common Stock on the record date for the determination of those entitled to such distribution.

     (e) In case of the dissolution, liquidation or winding-up of the Corporation, all conversion rights under this Note shall terminate on a date fixed by the Corporation, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. In any such case of termination of conversion rights the Corporation shall give thirty (30) days prior notice of such termination date to the Holder.


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     (f) Upon any adjustment of the Conversion Price and/or any increase or decrease in the number of shares of Common Stock purchasable upon the conversion of this Note, then, and in each case, the Corporation, within thirty (30) days thereafter, shall give written notice thereof to the Holder which notice shall state the adjusted Conversion Price and/or the increased or decreased number of shares purchasable upon the conversion of this Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     5. This Note and the shares of Common Stock issuable upon conversion of this Note have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, and are being sold and will be sold in reliance upon the exceptions afforded thereunder for transactions not involving any public offering. The Holder, by acceptance of this Note, represents that it is acquiring this Note, and that it will acquire the shares of Common Stock issuable upon conversion of this Note, for its own account for investment and not with a view to the distribution thereof. Notwithstanding any other provision of this Note, no sale, offer to sell or transfer of this Note or the shares of Common Stock issuable upon conversion thereof shall be made unless
(a) a registration statement under the Act with respect to this Note or such shares is then in effect or an exemption from the registration requirements of the Act is then applicable to such sale, offer to sell or transfer; and (b) the Note or the shares of Common Stock issuable upon conversion thereof are qualified or registered in accordance with all applicable state blue sky or securities laws, or exemptions from such qualification or registration requirements are then applicable to such sale, offer to sell or transfer. Such sale, offer to sell or transfer shall, in all instances, be subject to the consent of the Corporation, except as set forth in Section 13 below, and, among other things, to the Corporation first having received a written opinion in form and substance satisfactory to the Corporation of counsel experienced in securities law matters indicating such proposed sale, offer to sell or transfer will not be in violation of any of the registration provisions of the Act, or similar successor laws, and the rules and regulations promulgated thereunder, and the qualification or registration requirements of applicable state blue sky or securities laws. The certificates for shares of Common Stock issuable upon conversion of this Note shall have appropriate legends evidencing the restrictions mentioned in this Section 5. The Holder is able to bear the economic risk of an investment in the sharesof Common Stock issuable upon conversion of this Note and can afford to sustain a total loss in such investment. The Holder has knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the purchase of the shares of Common Stock issuable upon conversion of this Note, and therefore, has the capacity to protect the Holder's own interests in connection with the purchase of the shares of Common Stock upon conversion of this Note.

     6. Except as provided herein, the Holder shall not be entitled to vote or receive dividends or distributions or be considered a stockholder of the Corporation for any purposes, nor shall anything in this Note be construed to confer upon the Holder, as such, any rights of a stockholder of the Corporation or any right to vote, to give or without consent to any corporate action, to receive notice of meetings of stockholders or to receive dividends, distributions or subscription rights or otherwise.


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     7. This Note has been delivered in California and shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of laws.

     8. The Corporation expressly waives any presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, now or hereafter, required by applicable law.

     9. All agreements between the Corporation and the Holder are expressly limited so that in no event shall the amount paid or agreed to be paid to the Holder exceed the highest lawful rate permissible under applicable usury laws. If, through any circumstances whatsoever, performance of any provision of this Note, at the time such performance is due, shall involve transcending a limit of validity prescribed by applicable law, then IPSO FACTO, the obligation to be performed shall be reduced to the limit of such validity, and if through any circumstances the Holder shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

     10. This Note and any of its terms may be changed only by a written instrument signed by the Corporation and the Holder.

     11. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered to the party to whom addressed or when sent by telecopy, telegram, telex or wire (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to Corporation:  California Amplifier, Inc.
                         460 Calle San Pablo
                         Camarillo, California 93012
                         Fax: (805) 987-2655
                         Attention: Fred Sturm

     If to Holder:       Gardiner Communications Corp.
                         3505 Security Street
                         Garland, Texas  75042
                         Fax:  (214) 341-1933
                         Attention: James M. Harris

     12. The Corporation shall arrange for Santa Monica Bank to issue a $3,100,000 Standby Letter of Credit (the "LC") to the Holder and O'Donnell & Masur, L.P., James M. Harris and Frances A. Jensen Harris (collectively, the "Stockholders") in the form and substance reasonably satisfactory to Holder within twenty-one (21) days


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from the date hereof. The Holder shall be solely responsible for payment of any fees and expenses incurred in connection with obtaining the LC.

     13. This Note is non-negotiable and shall not be assigned, transferred or endorsed by either party hereto without the written consent of the other party, except that the Holder may transfer this Note to the Stockholders without the Corporation's written consent; provided, that any of such transferees sign a representation similar to that set forth below.


                               CALIFORNIA AMPLIFIER, INC.,
                               a Delaware corporation

                               By:     /s/ Fred Sturm
                                       -----------------------------------------
                               Name:   Fred Sturm
                               Title:  President and Chief Executive Officer


     The undersigned Holder agrees and accepts this Note, acknowledges that it has read and confirms its representations contained in Section 5 of this Note.


                              GARDINER COMMUNICATIONS CORP.

                               By:     /s/ James M. Harris
                                       -----------------------------------------
                               Name:   James M. Harris
                               Title:  President




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